                                                                    Exhibit 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
American Technology Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-09265, File No. 333-09269, File No. 333-23845 and File No. 333-59929) and Forms S-3 (File No. 333-27455, File No. 333-
36003, File No. 333-71351) of our report dated November 5, 1999 relating to the financial statements of American Technology Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.


                                              /s/ BDO SEIDMAN, LLP
                                             ---------------------
                                                  BDO Seidman, LLP

Denver, Colorado
December 5, 1999